SCHEDULE 14C INFORMATION
      INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                 SECURITIES EXCHANGE ACT OF 1934


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                     INFOSAFE SYSTEMS, INC.
      (Name of Registrant As Specified In Its Charter)


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                      INFOSAFE SYSTEMS, INC.
                   805 THIRD AVENUE, 9TH FLOOR
                     NEW YORK, NEW YORK 10022

                       -------------------

                      INFORMATION STATEMENT
     ACTION BY WRITTEN CONSENT OF MAJORITY SECURITYHOLDERS

                       -------------------


                          INTRODUCTION

     This Information Statement is being furnished to the stockholders of Infosafe Systems, Inc., a Delaware corporation (the "Company"), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C promulgated thereunder ("Regulation 14C"), in connection with certain actions (the "Consent Actions") to be taken by the written consent of the holders of a majority of the voting power of the Company's issued and outstanding equity securities. The Consent Actions will become effective at 10:00 A.M., Eastern Daylight Savings Time, on September __, 1998, in accordance with Regulation 14C, at the offices of the Company located at 805 Third Avenue, 9th Floor New York, New York 10022. This Information Statement is first being mailed to stockholders of the Company on or about August __, 1998.

               WE ARE NOT ASKING YOU FOR A PROXY
         AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     Only stockholders of record at the close of business on August 21, 1998 (the "Record Date") are entitled to notice of the Consent Actions. At the close of business on the Record Date, the Company had issued and outstanding and voting as a class
4,720,419 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), having one vote each, and 991,332 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), having six votes each. In addition, although scheduled to be redeemed by the Company as of March 31, 1999, all of the issued and outstanding shares of the Company's Class E-1 Common Stock, par value $.01 per share, and
Class E-2 Common Stock, par value $.01 per share (together, the
"Class E Common Stock"), having one vote each, are entitled to vote as a class with the Class A and Class B Common Stock through such date. The Class A Common Stock, Class B Common Stock and Class E Common
Stock are sometimes referred to herein as the "Common Stock."

     The approval of shares of Common Stock representing a majority of the voting power of the Company is required to approve the Consent Actions. No vote or further action of the stockholders of the Company is required in order to approve, adopt or implement the Consent Actions. No appraisal or other similar rights are available to dissenters of the Consent Actions and no approvals are required from any state or federal agencies.

     The following stockholders (collectively, the "Consenting Stockholders") own or control shares of Common Stock representing more than a majority of the voting power of the Company and have executed a written consent dated June 26, 1998 (the "Consent"), adopting and approving the Consent Actions: Arthur R. Medici, Alan N. Alpern, and that certain Voting Trust dated February 12, 1997 described below (the "Voting Trust"). Together the Consenting Stockholders own or control 2,386,797 shares (7,062,622 votes) out of the 8,480,248 shares (13,436,858 votes)
of Common Stock, representing 52.5% of the voting power of the Company as of the Record Date. The actions to be effectuated by the Consent will become effective (the "Consent Effective Date") as of the twentieth (20th) day following the date this Information Statement is first mailed to stockholders.

     Under Section 228 of the Delaware General Corporate Law ("DGCL"), any action permitted to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Section 228(d) of the DGCL, prompt notice of any such action by written consent must be given to those stockholders who have not consented in writing, and this Information Statement constitutes such required notice.

     The Company will bear all of the costs of the preparation and dissemination of this Information Statement and the accompanying materials which are estimated to be approximately
$_________. No consideration has been or will be paid to any officer, director, or employee of the Company in connection with the preparation and dissemination of this Information Statement and the accompanying materials or otherwise in connection with the Consent Actions.


                          THE COMPANY

Background

     The Company is a development stage company engaged in the design, development and marketing of systems for securing, controlling, metering and auditing electronic documents and programs for use in corporate networks and open networks, particularly the Internet. From November 18, 1991 (inception) to April 30, 1998, the Company recognized revenues of approximately $620,000, and had an accumulated deficit of approximately $13 million. The Company has continued to operate at a deficit since inception and expects to continue to operate at a deficit until such time, if ever, as operations generate sufficient revenues to cover costs.

     In the third quarter ended April 30, 1998, the Company announced that it had discontinued its operations and support for its advanced imaging system products and its electronic vending system for on-demand authorization to photocopy copyrighted material, known as the CopyRight Metering System. This action was taken due to the Company's inability to generate sufficient revenue from these products or to achieve any significant market penetration, its need to conserve cash resources, and it's decision to accelerate the development and marketing of Internet-based products and services for the electronic commerce ("EC") marketplace.

     In April 1997, the Company formed and purchased a majority interest in Internet Commerce Corporation ("ICC"), which develops Internet-based products and EC services focusing on electronic data interchange ("EDI") and the electronic transmission of business documents. ICC is presently a 83.3%-owned subsidiary of the Company. ICC believes that its services will provide a lower cost alternative to Value Added Networks ("VANs"), which are based on high-cost, high-maintenance private network infrastructures maintained by many large companies. The Company is seeking to position itself as an independent third party to authenticate, certify, validate, authorize, and facilitate secure electronic commerce transactions and the exchange of electronic information, and to make such paperless commerce transactions affordable to small and midsize companies and suppliers.

     The Company believes that many corporations that have invested in EDI using VANs are only connected to their largest vendors, creating a "big player to big player" market. ICC will initially target large corporations using VAN services who, despite an investment in EDI, are not connected to many of their vendors and must still process a large volume of paper transactions manually. The Company believes that a Web-based procurement system offers key advantages over VAN networks, such as lower per-transaction costs, standard browser access and low software start-up costs.

     ICC has assembled a technical staff with significant experience in EDI, real-time communications, database systems, security technologies, and Internet/Intranet integration.
During its system development stage, ICC has sought input from major corporations, many of which have expressed interest in this type of service, and several of which provided beta test sites for the ICC service. The Company initially funded ICC in an amount of $500,000 of capital and also has provided continued administrative and overhead support in excess of $2.5 million since ICC's organization.

     ICC launched CommerceSense(TM) for corporations and their trading partners during the third quarter ended April 30, 1998.
The Company is seeking to raise additional financing for ICC to accelerate the commercial introduction and marketing of its Internet-based EDI/EC secure services. The Company's ability to generate revenues and operate profitably and to continue as a going concern, however, is dependent on its ability to market the CommerceSense(TM) System developed by ICC and on the Company's success in raising the necessary additional operating funds.

Description of Legal Proceedings

     The Company commenced an arbitration against its former Vice President and Director of Technology, Robert Nagel ("Nagel"), on
May 29, 1997 for fraud, breach of his employment contract, breach of the duties of obedience and loyalty, unlawful diversion of corporate assets and theft of corporate opportunities. Nagel denied the claims and served a counterclaim alleging breach of the employment agreement, discrimination on the basis of his blindness, defamation, and violation of the Federal Wiretapping
Act and the Federal Eavesdropping Act. The damages sought by Nagel against the Company is for approximately $1,000,000, excluding interest, costs and attorney's fees. The Company believes that it has a meritorious case against Nagel and strong defenses to Nagel's counterclaims. Nonetheless, it is possible that the arbitrators will find in favor of Nagel and against the Company. To date, the Company and Nagel have participated in eight (8) days of arbitration hearings. It is likely that the decision of the arbitrators will be rendered during the fall of 1998. Other than foregoing matter, there are no pending or threatened material legal proceedings to which the Company is a party.

The Reorganization Plan

     The Consent was executed by the Consenting Stockholders in order to implement and effect material elements of a plan of reorganization for the Company (the "Reorganization Plan"), adopted by the Board of Directors on the recommendation of management. The Board of Directors acted in response to, among other matters: (a) the Company's critical need for capital to remain in operation, (b) de-listing notifications from The Nasdaq Stock Market, Inc. with respect to the Class A Common Stock and certain related warrants and units of the Company, and (c) the proposed acceleration of the commercial introduction and marketing of the CommerceSense(TM) System developed by ICC.

     The following is an outline of the material elements of the Reorganization Plan.

     A. Private Placement of Bridge Financing.

     The Company has commenced a private offering (the "Private Offering") to accredited investors, including officers and directors of the Company, of up to $2,000,000 in aggregate principal amount of Bridge Units to raise the funds necessary to continue in operation pending the completion of the remaining elements of the Reorganization Plan. Each Bridge Unit consists of an unsecured promissory note (the "Bridge Note") and warrants to acquire shares of Class A Common Stock (the "Bridge Warrants"). There is no minimum level of subscriptions or purchases associated with the sale of the Bridge Units.

     The Bridge Notes bear interest at a rate of 10% per annum and are due and payable from the proceeds of the Warrant Exchange Offer and Standby Offering (as defined herein) no later than the one hundred eightieth (180th) day after the date of issuance of each Bridge Note. The Bridge Notes are unsecured obligations of the Company.

     The Bridge Warrants entitle the holder to purchase 1.5 shares of Class A Common Stock for each $1.00 of principal amount of Bridge Notes purchased at an exercise price of $0.50 per share, at any time or from time to time during the period beginning on the one hundred eightieth (180th) day after the date of issuance of the Bridge Note Unit (the "Commencement Date"), until the date which is thirty six (36) months thereafter (the "Expiration Date"), provided, however, that, if more than one year has elapsed since the issuance of the Bridge Warrants and the bid price of the Class A Common Stock exceeds $1.50 per share for ten (10) consecutive trading days thereafter, the Company may accelerate the Expiration Date to a date not less than ten (10) business days after the mailing of notice of such acceleration to each registered holder of the Bridge Units (the "Acceleration Notice").

     As of the mailing of this Information Statement, the Company had received and accepted subscription for the purchase of $395,000 of Bridge Units from individual accredited investors.

     B. The Consent

     After consultation with its financial advisers and management, the Board of Directors of the Company determined that certain fundamental changes in the organization and capital structure of the Company, as described below, must be promptly effected in order to raise critical capital to continue its operations and to position the Company for future growth and development. In this regard, the Board decided to discontinue the prior operations of the Company and to focus exclusively on the development, introduction and marketing of ICC's Internet-based EDI/EC products and services.

     The Consent was executed by the Board of Directors of the Company in their capacity as trustees of the Voting Trust, by and among the Board on behalf of the Company and Arthur R. Medici, the President and Chief Executive Officer of the Company and Alan N. Alpern, the Chief Financial Officer of the Company, individually.

     The Voting Trust is the record owner of 845,165 shares of Class B Common Stock (5,070,990 votes), 590,816 shares of
Class E-1 Common Stock (590,816 votes) and 590,816 shares of Class E-2 Common Stock (590,816 votes) (the foregoing shares of Common Stock are referred to herein as the "Voting Trust Shares"). Accordingly, the Voting Trust controls 6,252,622 votes or 46.5% of the total voting power of all outstanding classes of Common
Stock of the Company. Moreover, Messrs. Medici and Alpern own or control an additional 810,000 votes or 6.0% of the total voting power of the Common Stock (Mr. Medici has 690,000 votes on 70,000 shares of Class B Common Stock, 135,000 shares of Class E-1
Common Stock and 135,000 shares of Class E-2 Common Stock and Mr.
Alpern has 120,000 votes on 20,000 shares of Class B Common
Stock).  The total combined voting power of the Voting Trust, Mr.
Medici and Mr. Alpern is 7,062,622 votes or 52.5% of the total voting power of the Common Stock, which constitutes more than a majority of the total combined voting power of all outstanding classes of Common Stock of the Company.

     Prior to the date of execution of the Consent, Mr. Michael
T. Brooks transferred 400,000 shares of Class B Common
Stock ("Brooks Shares") to the Voting Trust which he purchased pursuant to a Stock Purchase Agreement dated June 19, 1998 at a price of $0.28125 per share. Consideration for the purchase was Mr. Brooks' negotiable promissory note (the "Brooks Note") bearing interest at 10% payable on December 31, 1998. The
Company and Mr. Brooks entered into a Shareholder Agreement dated as of June 19, 1998 (the "Shareholder Agreement"), that, inter alia, grants the Company the right but not the obligation to purchase the Brooks Shares at a price equal to 133% of the original sales price ($0.375 per share) and required that Brooks transfer the Brooks Shares to the Voting Trust.

     The Consenting Stockholders also executed an addendum to the Consent providing their authorization and approval for the issuance and sale of shares of Class A Common Stock representing potentially more than 19.9% of the voting power of the Company. Such stockholder approval is required under the rules of The Nasdaq
Stock Market, Inc.

     C. ICC Merger

     The Board Of Directors approved the merger of ICC into the Company pursuant to Section 251 of the DGCL, and the Consenting Stockholders approved and adopted the Plan and Agreement of Merger of Infosafe Systems, Inc. and Internet Commerce Corporation (the "Merger Agreement") in the Consent. Pursuant to the Plan and Agreement of Merger, the three holders of the 16.7% of the shares of common stock of ICC not already owned by the Company will receive, in exchange for each of such shares,
16.72474 shares of Class A Common Stock. The ICC Merger is discussed more fully below. (See "The ICC Merger.")

     D. Warrant Exchange Offer and Standby Public Offering

     Upon completion of the Bridge Financing, the Company will file a Registration Statement on Form S-4 (the "Registration
Statement") offering to exchange (the "Warrant Exchange Offer") presently outstanding warrants to purchase Class A Common Stock
(the "Class A Warrants") and other warrants (the "Class B Warrants" and, together with the Class A Warrants, the "Existing Warrants"), issued in connection with the Company's initial public offering and a subsequent round of financing, for the Company's newly authorized Class C Warrants (the "Class C Warrants").
The Warrant Exchange Offer will only be available to the current holders of Existing Warrants and will be open for a period not to exceed thirty (30) days, unless extended by the Company.

     In the Warrant Exchange Offer, the Company will offer to exchange one Class C Warrant for each outstanding Class A Warrant and two Class C Warrants for each outstanding Class B Warrant.
As a condition to the acceptance of the Exchange Offer, however, each tendering holder of Existing Warrants must agree to immediately exercise the Class C Warrants. The Class C Warrants will be exercisable at a price equal to the fair market value of the Class A Common Stock on the date of effectiveness of the Warrant Exchange Offer. The Class A Warrants and Class B Warrants are currently exercisable at $5.82 and $7.83, respectively.

     To the extent, however, that the holders of the Existing Warrants do not elect to tender their Existing Warrants for Class C Warrants, the Company intends to file a Post-Effective Amendment to the Registration Statement to commence a public offering for cash of the shares of Class A Common Stock underlying the Class C Warrants that are not exchanged for Existing Warrants (the "Standby Public Offering").
The rights of Existing Warrant holders that do not elect to tender in the Warrant Exchange Offer will remain unaffected and will continue to be exercisable at $5.82 per share for the Class A Warrants and $7.83 per share for the Class B Warrants, subject to adjustment as a result of the Reverse Split (defined below) to $29.10 and $39.15 per share, respectively.

     The Standby Public Offering will be conducted on a best efforts basis by the officers and directors of the Company who will not receive any additional remuneration in connection therewith. A broker or dealer may be used in those jurisdictions that so require and the Company will pay a commission for sales placed by or confirmed through such broker or dealer. In addition, there will not be any minimum individual or aggregate subscription amount associated with the Standby Public Offering and all proceeds of subscriptions accepted by the Company will be immediately made available to Company. No escrow account will be established for the deposit of the subscription proceeds.

     E. Classified Board of Directors

     As part of the Reorganization Plan, the Board of Directors also determined to adopt a classified Board as an anti-takeover measure to help protect the Company from a change of control that may not optimize stockholder value. The purpose and effect of the classified Board are discussed below. In addition, the Board has determined to adopt and implement a stockholders' rights plan in the near future to further insulate the Company and its stockholders from a coercive take over.

Directors and Executive Officers

     The directors and executive officers of the Company, along with their respective ages and positions with the Company, are as follows:

Name                      Age      Position
----------------------    ----     ------------------------------
Arthur R. Medici           49      Chief Executive Officer,
                                     President and Director
Alan N. Alpern             71      Chief Financial Officer
Robert S. Christie         44      Director
Charles C. Johnston        63      Director

     Arthur R. Medici has been President, Chief Executive Officer, and Director of the Company since November 1996. From August 1994 to November 1996, Mr. Medici was President of the North American division of Derwent Information, Ltd., a producer of international patent abstracts and information formatted for print, CD-ROM and digital online delivery. From November 1990 to August 1994, Mr. Medici was Senior Vice President at Thomson & Thomson. Both companies are subsidiaries of The Thomson Corporation's Intellectual Property Resources Group.

     Alan N. Alpern has been Chief Financial Officer of the Company, which he co-founded, since January 1992 and was also Chairman of the Board from January 1992 until April 1995. From October 1995 until July 1997, he was a Director. From October 1996 until March 1998, he served as Chief Financial Officer of American Pharmed Labs Inc., a pharmaceutical company. From June 1990 until October 1996, Mr. Alpern served as a director of Van American, Inc., an insurance holding company in Lexington, Kentucky. He also served as Chief Financial Officer of Van American Company, Inc. from June 1990 until December 1993. From May 1988 until June 1990, he was self-employed as an attorney and business consultant.

     Robert S. Christie has been a Director of the Company since March 1997. Mr. Christie, an operations executive with extensive experience in the international real-time information industry and higher education markets, was named President and Chief Executive Officer of International Thomson Publishing in February 1998. Previously he was President and Chief Executive Officer of Thomson & Thomson Corporation, a trademark and copyright services and information company. Prior to joining Thomson & Thomson, he was President of the McGraw-Hill College Book
Company (1994-1996), and prior to that, Group Vice President for Equity Information Services at Standard & Poor's Information Company (1990-1994).

     Charles C. Johnston has been a Director of the Company since
October 1996. Mr. Johnston is Chairman of ISI Systems ("ISI"), a subsidiary of Teleglobe of Montreal. Previously he was founder, Chief Executive Officer and President of ISI prior to its purchase by Teleglobe in November 1989.

     During Fiscal 1997, Thomas H. Lipscomb, Chairman of the Board and former Chief Executive Officer, did not stand for election as a Director and resigned as Chief Executive Officer of the Company. Resignations were also submitted by former board members William N. Walker, Frank Schwab, Jr. and Alan N. Alpern.

Other Significant Employees

     The following persons, although not executive officers, make significant business contributions to the Company:

     David Hubbard       Chief Technology Officer/Vice President of
                           Engineering -Infosafe/ICC
     Michael Cassidy     Executive Vice President -ICC
     Michele Golden      Executive Vice President -ICC
     Walter M. Psztur    Controller and Secretary

     David Hubbard was named Chief Technology Officer and Vice President of Engineering for Infosafe and ICC in April 1997. He has over 15 years of large system design experience, having been responsible as manager and individual contributor for the research and development of corporate software and technology as CTO for Track Data Corp., which provides real-time market data to institutional and individual investors.

     Michael Cassidy is a co-founder and Executive Vice President of ICC. From 1995-1997, he was director of Business Development for New Paradigm Software Corporation and provided management oversight for its Electronic Data Interchange services. From 1992-1995, he was the Chief Executive Officer of Greentree Software Inc., a Marlboro, MA software developer. From 1990-1992, he was President of Rivergate Systems, a networked imaging system provider.

     Michele Golden is a co-founder and Executive Vice President of ICC. From 1995-1997, she was president and founder of New Paradigm Golden-link, an Electronic Data Interchange service provider.
She served as the U.S. liaison in the Prime Minister's Office of Israel in 1994. From 1992-1994, she was vice president of Business Development for CIS Corporation, an EDI service bureau. From 1985-1991, she was a commercial real estate broker for Cushman & Wakefield.

     Walter M. Psztur has more than 18 years experience in business and finance. From 1993-September 1997 (when he joined the Company as Controller and Secretary) he was the assistant corporate controller for Standard Motor Products, a NYSE-listed automotive replacement parts manufacturer and distributor. From 1992 to September 1993, he was the corporate accounting manager at Breed Technologies, Inc., an automotive safety products manufacturer.

Directors' Compensation

     Directors of the Company do not receive any fixed compensation for serving on the Board. Board members will be reimbursed for all reasonable expenses incurred by them in connection with serving as directors of the Company.

     Each Director, other than the Chief Executive Officer, has been granted a number of stock options as a director which vest ratably over time and are exercisable at a price determined on the date of grant.

Executive Compensation

     The following table sets forth the compensation paid or accrued by the Company for services rendered during the fiscal years ended July 31, 1996, July 31, 1997 and July 31, 1998 to Arthur R. Medici, the Company's Chief Executive Officer and President, and the next four highest paid officers whose compensation was more than $100,000 in the years indicated.


               Summary Compensation Table

                                                            Long Term
                          Annual Compensation              Compensation
                     -----------------------------     --------------------

Name and                    Fiscal Years                   Other Annual
Principal                      Ended                       Compensation
Position              July 31      Salary($)        $             Options(#)
-----------------    ---------    ----------        ----------    ----------
Arthur R. Medici       1998        175,000
                       1997        102,000               -0-           -0-
                       1996            n/a               n/a           n/a

Thomas H. Lipscomb     1998
                       1997        145,833               -0-           -0-
                       1996        175,000               -0-           -0-

Alan N. Alpern         1998            -0-           101,500
                       1997            -0-           125,000           -0-
                       1996            -0-           125,000           -0-



Option/SAR Grants

     There were no in-the-money unexercised Options/SAR Grants at fiscal year ended July 31, 1998.



Option Exercises

     There were no Option/SAR Grants exercised during fiscal year ended July 31, 1998.


Security Ownership of Principal
Holders, Directors and Executive Officers

     The following table sets forth the number of shares of Common Stock owned beneficially as of the Record Date by each principal holder, director, each executive officer and all directors and executive officers as a group. Other than as disclosed in the following table and accompanying footnotes, the directors, the named executive officers, and the directors and executive officers as a group did not own any other equity securities of the Company. As of the Record Date, the percentage of shares of any class of equity securities of the Company beneficially owned by any director or any named executive officer, or by all directors and all executive officers as a group, did not exceed 1% of the class so owned. Unless otherwise noted, each individual has sole voting and investment power. Fractional shares are rounded to the nearest whole number.



                                  Class A          Class B            Class E
                              Common Stock(2)      Common Stock     Common Stock(3)
                              ----------------   ----------------   ----------------
Name and Address               Number             Number             Number               % of Vote
of Beneficial Owner(1)        of shares    %     of shares    %     of shares    %      of all classes
-------------------------     ---------   ----   ---------   ----   ---------   ----    --------------
Voting Trust(5)                     -       -    845,165            1,181,632            46.5
Thomas H. Lipscomb (4)(5)           -       -    385,716     38.9     820,624    29.6    23.3
Arthur R. Medici (2)                -       -     70,000      7.1     270,000     9.8     5.1
Alan N. Alpern (2)(5)               -       -     20,000      2.0     210,340     7.6     2.5
Charles C. Johnston (2)        45,000     1.0          -        -           -       -     0.3
Michael T. Brooks (5)          10,000     0.2    400,000     40.4           -       -    17.9
All executive officers         45,900     1.0     90,000      9.1     480,340    17.4     7.9
and directors as a
group (3 persons)
____________________

(1) Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed and the address of each beneficial owner is in care of the Company at its principal office at 805 Third Avenue, New York, New York 10022.

(2) The Executive officers and directors as a group hold a total of 206,666 "out of the money" immediately exercisable options to purchase Class A Common Stock at option prices in excess of $3.50 per share. Mr. Medici holds 116,666 options, Mr. Alpern holds 50,000 options, Mr. Johnston holds 20,000 options and Mr. Christie holds 20,000 options.

(3)  Includes shares of both Class E-1 Common Stock and Class E-2
     Common Stock.

(4) Mr. Lipscomb has granted options to purchase 16,875 shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock beneficially owned by him, including the right to receive 16,875 Class E Shares, to two individuals and one entity (the "Lipscomb Options").

(5) Substantially all of the Class B Common Stock and Class E-1 Common Stock and Class E-2 Common Stock beneficially owned by Thomas H. Lipscomb, Alan N. Alpern, and Michael T. Brooks constituting 23.3%, 2.5% and 17.9% of the vote of all classes of common stock of the Company, respectively, have been deposited in the Voting Trust or are subject to an irrevocable proxy until February of 2000, except in the case of Mr. Brook's shares which are subject to the Company's option to purchase his Class B shares at any
     time.   Pursuant to the Voting Trust and irrevocable  proxy,
     the shares will be voted at the direction of a majority of the Company's non-management directors and Mr. Medici, subject to certain exceptions, including the dissolution or liquidation of the Company, certain mergers and sale of all or substantially all of the Company's assets. The shares deposited in the voting trust or irrevocable proxy
     will be released from the voting trust and   irrevocable
     proxy on the sale of the shares by the beneficiary owner thereof.



 THE CONSENT ACTIONS

     By this Information Statement, the Company is providing stockholders with the required notice of the following corporate actions that were approved and adopted by the Consenting Stockholders in the Consent:

     (A) amendments (the "Certificate Amendments") to the
     Certificate of Incorporation of the Company (the
     "Certificate of Incorporation") that:

          (1) effect a reverse stock split (1 new share for every 5 old shares) of the Class A Common Stock, Class
     B Common Stock, and Class E Common Stock;

          (2) delete the references to 50,000 shares of 9%
     Series A Cumulative Convertible Preferred Stock in the
     Certificate of Incorporation for which authorization has lapsed; and

          (3) change the Company's name to "Internet
     Commerce Corporation;"

     (B) amendments (the "By-Laws Amendments") to the By-Laws of the Company (the "By-Laws") that:

          (1) effect the implementation of a classified
     Board of Directors; and

          (2) add language that specifies the duties and responsibilities of certain officers of the Company;

     (C) amendments to the Company's Amended and Restated Stock
     Option Plan that, inter alia, increases the number of shares authorized for awards and grants thereunder (the "Stock
     Option Plan Approval"); and

     (D) approve the merger of the Company's 83.3%-owned subsidiary, Internet Commerce Corporation, with and into the Company pursuant to Section 251 of the DGCL (the "Approval of the ICC Merger").

The Certificate Amendments, the By-Laws Amendments, the Stock
     Option Plan Approval and the Approval of the ICC Merger are collectively referred to herein as the "Consent Actions".

CERTIFICATE AMENDMENTS

     1. Reverse Stock Split

     The Board has approved the Certificate Amendments to effect a one-for-five reverse stock split (the "Reverse Split") of the issued and outstanding shares of Common Stock (the "Existing Common"), and the Consenting Stockholders have consented to the Reverse Split and the Certificate Amendments, which are expected to become effective as provided by Regulation 14C. Pursuant to the Reverse Split, each share of Existing Common issued and outstanding immediately prior to the Effective
     Date will be reclassified as, and exchanged for, one-fifth of one share of newly issued Class A Common Stock, par value $.01 ("New Class A Common Stock"), Class B Common Stock, par value $0.01 ("New Class B Common Stock"), Class E-1 Common Stock, par value $0.01 ("New Class E-1 Common Stock") and
     Class E-2 Common Stock, par value $0.01 ("New Class E-2
     Common Stock"). The New Class A Common Stock, New Class B Common Stock, New Class E-1 Common Stock and New Class E-2 Common Stock are collectively referred to herein as the "New Common Stock."

     The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, the approximately 808,000 shares issuable upon exercise of the Company's outstanding options under the Company's 1994 Stock Option plan, and the exercise prices per share, will be proportionately adjusted. Neither the par value per share of the Common Stock nor the authorized number of shares of Common Stock will not be changed pursuant to the Certificate Amendments.

     The Reverse Split was proposed by the Board in response to notification by The Nasdaq Stock Market, Inc. ("Nasdaq") on May 28, 1998, that the Class A Common Stock failed to maintain a minimum bid price of $1.00. The Class A Common Stock is subject to being de-listed from The Nasdaq SmallCap Market (the "SmallCap Market") because the minimum closing bid price of $1.00 had not been sustained for at least ten consecutive trading days. On August 20, 1998, the closing bid price of the Class A Common Stock was $.25 per share, the Company's public float was approximately 4,720,419 shares and the market value of such public float was approximately $1,180,105 based upon such closing bid price. While the Company currently does not meet the $1.00 minimum bid price requirement of the SmallCap Market, the Reverse Split will result in a proportional adjustment in the trading price per share of the New Common Stock.

     On July 8, 1998, the Company was also notified by Nasdaq that it no longer meets the Nasdaq requirement that it maintain: (i) net tangible assets of $2 million; (ii) a market capitalization of $35 million; or (iii) net income of $500,000 in two of the most recently completed fiscal year. On July 10, 1998, the Company met with Nasdaq officials to review the Company's plans for achieving compliance through the implementation of the Reorganization Plan, including the Bridge Financing, the Warrant Exchange Offer and the Standby Public Offering, and submitted a formal proposal on July 22, 1998 to Nasdaq for achieving compliance (the "Listing Proposal").

     The Listing Proposal indicates that the Company expects that, with the proceeds of the Warrant Exchange Offer and the Bridge Financing, it should meet the "net tangible asset" requirement. There can be no assurance, however, that either of these financing efforts will be successful.

     In addition, on July 21, 1998, the Company was notified that it no longer meets the Nasdaq requirement that it maintain a minimum of two active market makers in the Company's Class A and Class B Warrants (the "Existing Warrants"). The Company informed the Nasdaq that, in its opinion, the public announcement that the Company intended to engage in the Warrant Exchange Offer had negatively affected the market for the Existing Warrants and that once a Registration Statement on Form S-4 is filed, it expected a resumption of an active market. The Company believes that it satisfies all other Nasdaq listing criteria.

     The Board believes that maintaining a Nasdaq listing for the Class A Common Stock is important to the Company and its stockholders and that it is in the best interest of the Company and its stockholders that the Reverse Split be effected in order to permit the Company to do so. There can be no assurance, however, that the Company will meet in the future all of the standards for the SmallCap Market.

     The effect of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 8,480,258 shares of Existing Common as of the date of this Information Statement to approximately 1,696,052 shares of New Common Stock as of the Effective Date. The relative effect of the Reverse Split on each of the classes of Common Stock and Existing Warrants is as follows:

                                              Outstanding Shares
                        Authorized       ----------------------------
Security                  Shares         Before Split     After Split
------------------     ------------      ------------     -----------
Class A Common          40,000,000         4,720,419        944,084
Class B Common           2,000,000           991,332        198,266
Class E-1 Common         2,000,000         1,384,253        276,851
Class E-2 Common         2,000,000         1,384,254        276,851
Preferred Stock          5,000,000                 0              0
Series A Preferred          50,000                 0              0


                              Number Outstanding/Exercise Price
                         ------------------------------------------
Warrants/Options          Before Split             After Split
------------------       ---------------        -------------------
Class A Warrants         4,714,772/$5.82          942,954/$29.10
Class B Warrants         3,782,604/$7.83          756,521/$39.15
Employee and
Director Options(1)      808,000/$1.87-7.50     1,526,400/$.06-37.50
_________________________
(1) Includes post-Reverse Split options issuable pursuant to the ICC and the Company's combined stock option plans.

     No assurance can be given, however, that the market price of the New Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split.

     The New Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common Stock will have the same par value, voting rights and other rights as shares of the Existing Common Stock have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

     Stock Certificates and Fractional Shares

     The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common are actually surrendered by each holder thereof for certificates representing the number of shares of the New Common Stock which each such stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Existing Common will be deemed to represent one-fifth the number of shares of New Common Stock. Certificates representing shares of New Common Stock will be issued in due course as old certificates are tendered for exchange or transfer to American Stock Transfer & Trust Company, 6201 15th Avenue,
     3rd Floor, Brooklyn, New York, NY 11219, Attention:
     Reorganizations (the "Exchange Agent" or "Transfer Agent"), telephone number: (212) 921-8247.

     No fractional shares of New Common Stock will be issued and, in lieu thereof, stockholders holding a number of shares of Existing Common not evenly divisible by five, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common Stock. Such cash payment will not be made until a stockholder's certificates of Existing
     Common are presented to the Exchange Agent. The price payable by the Company for those shares of Existing Common which are not divisible by five will be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of New Common Stock and (b) the average of the closing price of one share of Existing Common as reported on the Nasdaq SmallCap Market for the 10 business days immediately preceding the Effective Date of the Reverse Split for which transactions in the Existing
     Common are reported.

     Source of Funds; Number of Holders

     The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. It is not anticipated, however, that the funds necessary to effect the cancellation of fractional shares will be material.

     As of the fiscal year ended July 31, 1998, there were approximately 150 record holders of Class A Common
     Stock, and approximately 20 record holders of Class B Common Stock. The Company does not anticipate that, as a result of the Reverse Split, the number of holders of record owners of Existing Common or New Common Stock will change significantly.

     Exchange of Stock Certificates

     On or around the Effective Date, the Company will send to each stockholder of record as of the Effective Date a transmittal form (the "Transmittal Form") that each such stockholder of record should use to transmit certificates representing shares of Existing Common ("Old Certificates") to the Exchange Agent for exchange or transfer. The
     Transmittal Form contains instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares in New Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old
     Certificates together with a properly completed and executed
     Transmittal Form to the Exchange Agent.

     Upon proper completion and execution of the Transmittal Form and its return to the Exchange Agent together with all of a stockholder's Old Certificates and/or an Affidavit of Loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Split. Until surrendered to the Exchange Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Exchange Agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common Stock as soon as practicable after such surrender.

     Certificates representing shares of Existing Common which contain a restrictive legend will be exchanged for New
     Common Stock with the same restrictive legend. As applicable, the time period during which a stockholder has held the Existing Common will be included in the time period during which such stockholder actually holds the New Common Stock received in exchange for such Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common Stock.

     Federal Income Tax Consequences

     Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New
     Common Stock in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common Stock received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Existing Common exchanged for New Common Stock. The per share tax basis of the New Common Stock is based on the tax basis of the Existing Common for which the New Common Stock is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common Stock subsequent to the Reverse Split, a stockholder's holding period for the shares of Existing
     Common will be included in the holding period for the New
     Common Stock received as a result of the Reverse Split.

     A stockholder who receives cash in lieu of fractional shares of New Common Stock will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of New Common Stock and, except for dealers, will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.

     THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

     2. Series A Preferred Stock

     The Certificate of Incorporation has also been amended by the Consent to clarify the description of the authorized and classified shares of Preferred Stock by deleting references to the prior classification of 50,000 shares of that certain 9% Series A Cumulative Preferred Stock which are no longer outstanding or authorized in accordance with the terms of their classification in the Certificate of Incorporation.
     No additional shares of Preferred Stock are being authorized by the Consent. The Certificate of Incorporation retains the authorization of 5,000,000 shares of Preferred Stock.

     Under the Certificate of Incorporation, the Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further action or approval of the stockholders. The issuance of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company without further action or approval of the stockholders and may adversely affect the market price of, and the voting and other rights of, the holders of Common Stock.

     There are no shares of Preferred Stock currently
     outstanding, and the Company has no present plans to issue any shares of Preferred Stock. The Company anticipates, however, that future financing may involve the issuance and sale of
     Preferred Stock.   The text of the amendments
     relating to the Reverse Split and the revised Preferred
     Stock section of Article FOURTH of the Certificate of Incorporation adopted by the written consent of the Consenting Stockholders can be found in the Form of Certificate of Amendment to the Amended and Restated
     Certificate of Amendment to the Company, which is annexed hereto as Appendix A.

     3. Name Change

     The Board has approved the Amendment to the Certificate of Incorporation changing the name of the Company to "Internet
     Commerce Corporation."   By written consent of the
     Consenting Stockholders dated as of June 26, 1998, a resolution approving the change in name was approved. The text of the name change resolution can be found in the Form of Certificate of Amendment of the Certificate of Incorporation of the Company which is annexed hereto as Appendix A.

     The Board proposed the change in the name of the Company to reflect the change in focus of the Company's business away from its discontinued products and services to an exclusive pursuit of the commercial development and marketing of the electronic commerce capabilities of the CommerceSense System developed by ICC. The Board believes that the "Internet Commerce Corporation" name is a positive asset which will be helpful to the Company in the development of its business.

     Effectiveness of the Certificate Amendments

     The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Certificate Amendments, including the Reverse Split, at any time prior to the filing of the Amendments pursuant to the provisions of the DGCL.

B.   BY-LAW AMENDMENTS

     1. Classified Board of Directors

     The Board has approved the By-Law Amendments changing the existing terms of the directors so that after the next Annual Meeting of the Stockholders not all of the directors will stand for election at any annual or special meeting of the stockholders called for the purpose of electing directors. Instead, only the members of the class of directors whose designated term is expiring shall stand for election at such meetings. By written consent of the Consenting Stockholders dated as of June 26, 1998, a resolution approving an amendment to the By-Laws striking the existing provisions in Section 2 of ARTICLE III which provides that each of the directors serve for period of [one year or until the next annual meeting] and substituting therefor provisions that classify the directors into three
     (3) classes.

     The directors in each such class shall serve, after the initial classified terms, for a period of three (3) years. To initiate the staggered terms of the three (3) classes of directors, the first class (designated as Class I) shall serve for an initial term of one year, the second class (designated as Class II) shall serve for an initial term of two (2) years and the third class (designated as Class III) shall serve for an initial term of three (3) years. The text of the By-Laws can be found in the Form of By-Law Revisions which is annexed hereto as Appendix B.

Purpose and Effect of the Classified Board

     The Board proposed the change to the terms of the directors to provide the Company with a mechanism of achieving continuity of the Board. Because only one of the three classes of a classified Board will be elected annually, at least two annual stockholders' meetings, instead of one, will be required to effect a change in the control of the Board through the normal election processes. The classified board amendment would require a person seeking to acquire control of the Company to wait up to two years to obtain control of the Board even though that person has acquired ownership of a majority or controlling minority interest in the Company.

     The classified board amendment would thus make it more difficult and time-consuming for any individual or entity who accumulates a substantial stock or voting position in the Company to obtain control of the Board or to effect change in the Company's day-to-day operations. It would therefore reduce the vulnerability of the Company to takeover proposals that are not in the best interests of the Company or its stockholders. The amendment further provides that any vacancies which occur during the year may be filled by the board of directors to serve for the duration of the remaining term and pursuant to Section 141(k)(1) of the DGCL, any director or the entire board of directors may be removed only with cause by a majority of the shares then entitled to vote.

     2. Other By-Law Changes

     The Board of Directors has amended the Company's By-Laws to clarify the number, qualifications and term of office of the officers of the Company, as well as the duties, responsibilities and compensation of such officers. The changes were made by the Board to more closely conform the provisions relating to the Company's officers to those of most Delaware corporations.

     The changes outlined the duties and responsibilities of the Company's chairman, chief executive and operating officers, president, and secretaries and treasurers. The text of the By-Law Amendments are included as Appendix B to this Information Statement.

C.   STOCK OPTION PLAN AMENDMENT APPROVAL

     The Board has approved an increase in the number of shares of Class A Common Stock that may be purchased with options granted pursuant to the 1994 Stock Option Plan from 2,000,000 to 9,800,000 shares. By written consent of the Consenting Stockholders dated as of June 26, 1998, a resolution approving the amendment of the 1994 Stock Option Plan to effect the increase was approved.

Purpose of the Increase in Authorized Shares

     The Board proposed the change to increase the number of shares available to underlying options granted under the 1994 Stock Option Plan because it has identified the necessity for the Company to issue an amount of options to its employees and directors which exceeds the number of options currently available, and to accommodate the assumption of the Stock Option Plan adopted by ICC. The Company's most important asset is the strength of the employees that have developed and will continue to develop the CommerceSense System. The
     Board believes that it is essential that the Company be in the position to issue a sufficient number of options to attract and retain its employees. Upon consummation of the Reverse Split, ICC Merger and Stock Option Plan Amendment, the Company and ICC will have combined its respective stock option plans. As a result, there will be 1,526,400 options to purchase shares of Class A Common Stock.

     Pursuant to the 1994 Stock Option Plan, as recently amended by the Company's stockholders in 1997, (the "1994 Plan") the Company may grant options to purchase an aggregate of 2,000,000 shares of Class A Common Stock. On effectiveness of the resolution of the Consent, the number of shares authorized under the 1994 Plan will be increased to 9,800,000.
     The 1994 Plan provides for the grant to key employees of incentive stock options within the meaning of
     Section 422 of the Internal Revenue Code of 1986, and for the grant of non-qualified stock options to eligible executive officers, directors and key employees of the Company. The 1994 Plan, which expires in 2004, is administered by the Board of Directors or a committee designated by the Board of Directors. The purposes of the 1994 Plan are to ensure the retention of existing executive personnel, key employees and consultants of the Company, to attract and retain new executive personnel, key employees and consultants and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or committee in granting options pursuant to the 1994 Plan will be consistent with these purposes.

     Options granted under the 1994 Plan may be exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive stock option granted under the 1994 Plan to a stockholder owning more than 10% of the outstanding Class A Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares of which incentive stock options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified stock option. Upon the exercise of an option, payment may be made by cash, check or any other means that the Board or the committee determines. No option may be granted under the 1994 Plan after September 2004. The options are non-transferable during the life of the option holder.

     As of April 30, 1998, options to purchase 808,000 shares of Class A Common Stock have been granted to various employees and directors. These options are outstanding under the 1994 Plan and the Company's 1992 Stock Option Plan and vest at varying times from the date of grant. Options to purchase a total of 1,172,000 shares of Class A Common Stock remain available for grant under the 1994 Plan.

D.   THE ICC MERGER

     The Board has approved the merger of ICC into the Company pursuant to Section 251 of the DGCL. By written consent, dated as of June 26, 1998, the Consenting Stockholders approved and adopted the Plan and Agreement of Merger of Infosafe Systems, Inc. and Internet Commerce Corporation (the "Merger Agreement"). Pursuant to the Merger Agreement, the three holders of the 16.7% shares of ICC not presently owned by the Company will receive, in exchange for each of their shares of ICC stock, 16.72474 shares of Class A Common Stock.

     In addition, the ICC Stock Option Plan (the "ICC Plan") shall become a plan of the Company and the options granted thereunder shall become options to purchase Class A Common Stock at the same ratio. A total of 1,672,474 (334,495 post Reverse Split) shares of Class A Common Stock will be issued in exchange for ICC stock at the time the merger becomes is effective. Assumption of the ICC Plan will result in an aggregate of options outstanding, which will vest as function of time only, for the purchase of Class A Common Stock at a price of $.06 per share. In addition, the Company will assume options exercisable by the founding principals, based on future, substantial increasing market prices for Common Stock, which will result in a maximum of 3,136,645 shares becoming purchasable at $.06 per share.

Purpose of the ICC Merger

     The Board proposed the merger of ICC into the Company to reflect the reality of the Company's business. All the Company's other products and lines of business have been terminated in order to focus all of the Company's resources on the Internet related Electronic Commerce processing business of ICC, which is known as the CommerceSense System. The decision to proceed with the ICC Merger was made after extended efforts to finance ICC independently, which were unsuccessful because, among other things, potential investors were concerned about the complex capital structure of the Company impairing the entrepreneurial nature of the CommerceSense System business opportunity. The ICC Merger is in the view of the Board the most efficient means of acquiring the 16.7% share of ICC not already owned by the Company.




                                   Appendix A
   Form of Certificate of Amendment to the Amended and Restated Certificate
               of Incorporation of Infosafe Systems, Inc.


     Infosafe Systems, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

     1. The present name of the Corporation is Infosafe Systems, Inc. and its original certificate of incorporation was filed with the office of the Secretary of the State of Delaware on November 18, 1991.

     2. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board") and by a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class in accordance with Sections 228, 242 and 245 of the DGCL.

     3. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation amends the certificate of incorporation of the Corporation, as heretofore amended (the
     "Certificate of Incorporation").

     4. Upon the filing (the "Effective Time") of this Certificate of Incorporation pursuant to the DGCL, the number of authorized shares of the Corporation's Class A Common Stock shall be 40,000,000, Class B Common Stock 2,000,000, Class E-1 Common Stock 2,000,000, Class E-2
     Common Stock 2,000,00, Preferred Stock 5,000,000, and Series A Preferred 50,000 shares.

     5. The text of the Certificate of Incorporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article as follows:

     FIRST: The name of the corporation is

            INTERNET COMMERCE CORPORATION, INC.

     6. The text of the Certificate of Incorporation is hereby amended by striking out Article Fourth, Sections I and III in their entirety and replacing in lieu of said Sections of Article Fourth as follows:


     FOURTH:

     I.    Capitalization.

          a. The aggregate number of shares which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, consisting of (i) Forty Million (40,000,000) shares of Class A
     Common Stock, $.01 par value per share; (ii) Two Million
     (2,000,000) shares of Class B Common Stock, $.01 par value per share; (iii) Two Million (2,000,000) shares of Class E-1 Common
     Stock, $.01 par value per share; (iv) Two Million (2,000,000) shares of Class E-2 Common Stock, $.01 par value per share; and
     (v) Five Million (5,000,000) shares of preferred stock, $.01 par value per share.

          b. As of the Consent Effective Date ("Reverse Split Date"), each five (5) shares of Class A Common Stock and Class B Common Stock then issued and outstanding was, without any further action on the part of the Corporation or any stockholder, automatically changed and reclassified into one share of Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock as the case may be, and from and after the Reverse Split
     Date each certificate which theretofore represented any five (5) shares of the then issued and outstanding Class A Common Stock, Class B Common Stock, Class E-1 Common Stock, or Class E-2 Common Stock shall automatically be deemed to represent one share of Class A Common Stock, Class B Common Stock, Class E-1 Common
     Stock, or Class E-2 Common Stock as the case may be (the "Reverse Stock Split").

          c. No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split and each holder of shares shall be entitled to receive an amount equal to the fair value of any fractional interests with respect to the shares of Common Stock.


     III. Preferred Stock.  The Board of Directors of the
     Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series designated by the Board of Directors pursuant to this Section III.

     A.   Series of Preferred Stock

          1. Designation of Series of Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide for, designate and issue, out of the 5,000,000 authorized but undesignated and unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

           (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

           (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

           (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of this class;

           (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

           (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

           (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

           (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and condition or exchange;

           (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

           (i) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

           (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

          2.   Additional Series of Preferred Stock    The powers,
     designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated as any one or more series of Preferred Stock pursuant to this Article.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed this 20th day of August, 1998.


                    INTERNET COMMERCE CORPORATION, INC.


                         By: ____________________________
                              Arthur R. Medici
                              President and Chief Executive Officer




                              Appendix B
                       Selected By-Law Revisions


                             Article II

                         Board of Directors

                                ***

     Section 2. Number, Qualifications, Election and Term of
     Office. The number of directors which shall constitute the whole board shall be no less than three (3) and no greater than seven (7) with such number to be determined by resolution of the board of directors. The directors shall be elected at the annual meeting of stockholders at which his class of directors is slated to stand for reelection, except as provided in this Section 2(c), and each director shall hold office until the next such annual meeting of stockholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by his death, resignation or removal from office. Directors need not be stockholders.

     (b) The Board of Directors shall be divided into three classes (denominated Class I, Class II and Class III), as nearly equal in number as evenly as possible, with the term of office of the Class I Directors to expire at the 2001 annual meeting of the stockholders, the term of office of the Class II Directors to expire at the 1999 annual meeting of stockholders, and the term of office of the Class III Directors to expire at the 2000 annual meeting of stockholders. At each subsequent annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.
     The Class I Director is Arthur R. Medici, Class II Director is Charles C. Johnston, and Class III Director is Robert S. Christie.

     (c) Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen shall hold
     office for the balance of the term then remaining.   No
     decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

     (d) Whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                 ***

     Section 12. Removal of Directors. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.



                                Article IX

                                 OFFICERS

                                   ***

     Section 1. Number and Qualifications. The officers of the Corporation shall include, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, a Secretary, and a Treasurer. The Chairman of the Board of Directors shall be chosen by the Board of Directors at its first meeting after the annual meeting of the stockholders.

     Section 2.     Resignation.   Any Officer of the Corporation may
     resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified

     Section 3. Removal of Officers; Vacancies. The offices of the corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.
     Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The Chairman of the Board. The Chairman of the Board of Directors, when present, shall preside at all meeting of stockholders and Directors. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Executive Committee.

     Section 6. The President. The President shall handle general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 7. The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Executive Committee.

     Section 8. The Chief Operating Officer. The Chief Operating Officer shall be responsible to the Board of Directors for the formulation and presentation to the Board of the financial and business policies of the corporation and programs for the implementation thereof by the appropriate executives of the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Executive Committee.

     Section 9. The Chief Financial Officer. The Chief Financial Officer shall handle the general and active management of the financial affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 10. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have the custody of the corporate seal of the Corporation and he, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.